Name of Investor:	16-1728419
Michael P. Piazza	Tax ID Number or EIN
Chief Executive Officer FBO
Ignis Petroleum Corporation
100 Crescent Court, 7th Floor
Dallas, TX 75201
214-459-8188

PROVIDENT OIL AND GAS PARTNERS #1
OFFERING 21 UNITS for $966,000 or $46,000 per UNIT
SUBSCRIPTION TO PURCHASE AND REPRESENTATION AGREEMENT

SUBSCRIPTION PURCHASE AGREEMENT by and between the investor named above (the "Investor") and PROVIDENT OIL AND GAS PARTNERS #1, a TEXAS PARTNERSHIP with offices at 16660 DALLAS PARKWAY, SUITE 1600, DALLAS TX 75248 ("POP" or the "Partnership"), in connection with its developmental well drilling . and production program, located in Montague and Cooke Counties, AKA Inglish Sisters #3, Powell #1 and Powell #2.

A. Total Purchase Price: $ 552,000 (12 Units @ $46,000 per Unit)

B. Address of Investor's Principal Residence:
A Nevada Corporation aka: Ignis Petroleum Group, Inc. with principal executive offices located at 100 Crescent Court, Suite 700, Dallas, TX 75201, contact by phone at (214) 459-8188.

The Investor acknowledges that the Investor has received and reviewed this Subscription Purchase Agreement in its entirety, including without limitation the representations and warranties set out in Section 2 hereof. The Investor and the Partnership each execute this Agreement as an instrument under seal.

1. Subscription. Subject to the terms and conditions hereof, the Investor hereby irrevocably subscribes for and agrees to purchase General Partnership Units (the "Units") for the Total Purchase Price set forth in Section A above. This subscription may be accepted by the Partnership only through its execution of this Agreement. The effective date of such acceptance by the Partnership shall be the date set forth opposite the Partnership Principal's signature.

2. Representations and Warranties of the Investor. The Investor understands and acknowledges that (a) the securities are being offered and sold under one or more of the exemptions from registration provided for in Section 4(2) or Section 3(b) of the Securities Act of 1993, as amended (the "Securities Act"), including Regulation D promulgated thereby ("Regulation D"), and any applicable state securities laws, (b) the Investor has reviewed the Private Placement Memorandum of the Partnership dated November 20, 2005, as amended, and such other material documents of the Partnership as the Investor has deemed necessary or appropriate for purposes of this offering and this Agreement (collectively, the "Offering Documents"), and (c) this transaction has not been reviewed or approved by the United States Securities and Exchange Commission or by any regulatory authority charged with the administration of the securities laws of any state or foreign country. The Investor also represents and warrants as follows:

Provident Oil and Gas Partners #1 Subscription Purchase Agreement

© 2005 AIM Financial Advisors 11.20.05

2.1. Citizenship, Age and Residence. The Investor is a bona fide resident and domiciliary (not a temporary or transient resident) of or has its principal place of business in the state and at the address described in Section B and has no present intention of becoming a resident of or moving the location of its principal place of business to any other state or other jurisdiction. If the Investor is a natural person, then Investor is a citizen of the United States and is at least 21 years of age.

2.2. Sophistication of Investor. The Investor either (i) has a preexisting personal or business relationship with the Partnership or its controlling persons, such as would enable a reasonably prudent purchaser to be aware of the character and general business and financial circumstances of the Partnership or its controlling persons, or (ii) by reason of the Investor's business or financial experience, individually or in conjunction with the Investor's unaffiliated professional advisors who are not compensated by the Partnership or any affiliate or selling agent of the Partnership, directly or indirectly, is capable of evaluating the merits and risks of an investment in the Units, making an informed investment decision and protecting the Investor's own interests in connection with the transactions contemplated hereby.

2.3. Suitability. The Investor understands and has fully considered for purposes of this investment the risks of this investment and understands that (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing the Investor's entire investment; (ii) the Partnership has no significant operating history; (iii) the purchase of the Units is a speculative investment which involves a high degree of risk of loss by the Investor of the Investor's entire investment, and (iv) there are substantial restrictions on the transferability of, and there will be no public market for, the Units, and accordingly, it may not be possible for the Investor to liquidate the Investor's investment in the Units.

2.4. Accredited Investor. The Investor is an "Accredited Investor" within the meaning of Rule 501 of Regulation D, and has checked the applicable boxes on the Accredited Investor attachment hereto.

2.5. Lack of Liquidity. The Investor is able (i) to bear the economic risk of this investment; (ii) to hold the Units for an indefinite period of time, and (iii) to afford a complete loss of the Investor's investment; and represents that the Investor has sufficient liquid assets so that the lack of liquidity associated with this investment will not cause any undue financial difficulties or affect the Investor's ability to provide for the Investor's current needs and possible financial contingencies.

2.6 Investment Information. The Investor acknowledges that the Offering Documents contain the views of the management of the Partnership, and that the analysis of the market and of the Partnership's strategy contained therein represents a subjective assessment about which reasonable persons could disagree.

2.7. Access to Information. The Investor, in making the Investor's decision to purchase the Units, has relied solely upon independent investigations made by the Investor and the representations and warranties of the Partnership contained herein and the Investor has been given (i) access to all material books and records of the Partnership; (ii) access to all material contracts and documents relating to this offering; and (iii) an opportunity to ask questions of, and to receive answers from, the appropriate executive officers and other persons acting on behalf of the Partnership concerning the Partnership and the terms and conditions of this offering, and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information set forth in the Offering Documents. The Investor acknowledges that no valid request to the Partnership by the Investor for information of any kind about the Partnership has been refused or denied by the Partnership or remains unfulfilled as of the date thereof.

Provident Oil and Gas Partners #1 Subscription Purchase Agreement

© 2005 AIM Financial Advisors 11.20.05

2.8. Review of Offering Documents. The Investor has carefully read the Offering Documents, including without limitation this Agreement. In evaluating the suitability of an investment in the Partnership, the Investor has not relied upon any representations or other information (whether oral or written) other than as set forth in the Offering Documents or as contained in any documents or answers to questions furnished by the Partnership.

2.9. Investment Intent. The Units are being acquired by the Investor solely for the Investor's own account, for investment purposes only, and not with a view to, or in connection with, any resale or distribution thereof; the Investor has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Units for which the Investor hereby subscribes, or any part thereof, any interest therein or any rights thereto; the Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement; and the Investor understands the legal consequences of the foregoing representations and warranties to mean that the Investor must bear the economic risk of the investment for an indefinite period of time because the Unit's have not been registered under the Securities Act and applicable state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws (which the Partnership is not obligated, and has no current intention, to do) or unless an exemption from such registration is available.

2.10. No Brokers. The Investor has not engaged any broker, dealer, finder, commission agent or other similar person in connection with the offer, offers for sale, or sale of the Units and is not under any obligation to pay any broker's fee or commission in connection with the Investor's investment, except as provided for in the Private Placement Memorandum.

2.11. Securities Act Compliance. The Investor understands that the Units have not been registered under the Securities Act, by reason of a specific exemption under the provisions of the Securities Act which depends in part upon the investment intent and the aforesaid representations and warranties of the Investor and that, in issuing the Units to the Investor, the Partnership is relying upon said representations and warranties. The Investor understands that the Partnership is under no obligation to register the Units.

3. Representations and Warranties of the Partnership. The Partnership represents and warrants to the Investor as follows:

3.1 Organization and Standing. The Partnership is a Limited Partnership duly organized, validly existing and in good standing under the laws of the State of Texas and has full power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

3.2 Capitalization. The authorized capital of the Partnership (immediately prior to the Closing) consists of twenty-four (24) membership Units.

3.3 Issuance of Units. The issuance, sale and delivery of the Units in accordance with this Agreement have been duly authorized by all necessary action on the part of the Partnership, and all such Units have been duly reserved for issuance.

Provident Oil and Gas Partners #1 Subscription Purchase Agreement

© 2005 AIM Financial Advisors 11.20.05

3.4 Authority for Agreement. The execution, delivery and performance by the Partnership of this Agreement, and the consummation by the Partnership of the transactions contemplated hereby and thereby, have been duly authorized by all necessary regulatory action.

4. Business. Provident Oil and Gas Partners #1 was formed to own and operate (a) 20% general working interest in each of three wells operated by Rife Energy Operators in Montague and Cooke Counties, TX, also known as Inglish sisters #1, Powell #1 and Powell #2.

5. Restrictive Legend. The Investor consents to the placement of certain legends on the evidence of ownership of the Units as required by applicable laws, including legends in forms substantially as follows:

THESE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NO SALE, TRANSFER, PLEDGE, ASSIGNMENT OR OTHER DISPOSITION OF THESE UNITS SHALL BE VALID OR EFFECTIVE UNLESS SUCH TRANSFER IS MADE (i) IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS AND (ii) WITH THE PRIOR WRITTEN CONSENT OF THE MANAGING GENERAL PARTNERS OF THE MAKER.

6. Transferability. The Investor agrees not to transfer or assign this Subscription Agreement, or any of the Investor's interest herein, and further agrees that the assignment and transfer of the Units shall be made only (i) in compliance with all applicable securities laws, and (u) with the 'prior written consent of the Managing General Partners of the Partnership. The Investor understands that the Managing Partners of the Partnership may require Investor to provide the Partnership with an opinion of counsel satisfactory to the Partnership that an exemption from registration of the Units is available with respect to such transfer, or that the Managing Partners may impose other conditions or decline to consent to 'a proposed transfer for any or no reason at its; sole discretion.

7: Revocation. The Investor agrees that the Investor may' not cancel, terminate or revoke this Agreement or any agreement of the Investor made hereunder and that this Agreement shall survive the death or disability of the Investor and shall be binding upon the Investor's heirs, executors, administrators, 'successors and assigns.

8. Miscellaneous.

8.1. Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or first class mail, postage prepaid or express overnight courier service, to the addresses set forth on the cover page hereof.

8.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, excluding its conflicts of laws and choice of laws rules.

8.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may be amended or superseded only by a writing executed by the parties.

8.4. Gender. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, the singular number shall include the plural, and the plural shall include the singular.

Provident Oil and Gas Partners #1 Subscription Purchase Agreement

© 2005 AIM Financial Advisors 11.20.05

9. Indemnification. The Investor and the Partnership understand the meaning and legal consequences of their respective representations and warranties contained in Section 2 and Section 3, and each party (the "Indemnifying Party") agrees to indemnify and hold harmless the other party, its officers or any of its affiliates, controlling shareholders, agents, directors, or employees from and against any and all loss, damage or liability (including costs and reasonable attorney's fees) due to or arising out of a breach of any representation, warranty or acknowledgment of the Indemnifying Party contained in this Agreement, provided however that the Partnership's liability hereunder shall not exceed the amount of funds received by the Partnership from the Investor hereunder.

INVESTOR:

Signature:	/s/ Michael P. Piazza
By:	Michael P. Piazza - Chief Executive Officer FBO
Ignis Petroleum Corporation
100 Crescent Court; 7th Floor
Dallas, TX 75201
mmp@ignispetro.com

Subscription Date:	01/09/2006

The Partnership hereby accepts this subscription subject to the terms and conditions set forth herein.

Date:	01/09/2006

Provident Oil and Gas Partners #1

/s/ Brendan Coughlin
By: Brendan Coughlin, Managing General Partner

Provident Oil and Gas Partners #1 Subscription Purchase Agreement

© 2005 AIM Financial Advisors 11.20.05